Exhibit 10.25

LOAN NUMBER 101076

PROMISSORY NOTE

$23,000,000.00

Wilmington, North Carolina

March 29, 2007

FOR VALUE RECEIVED, the undersigned, CAPITOL HOTEL ASSOCIATES, L.P., L.L.P., a Virginia limited liability limited partnership, doing business in North Carolina as Capitol Hotel Associates, Limited Partnership, L.L.P., promises to pay to the order of MONY LIFE INSURANCE COMPANY, a New York corporation (“Holder”), at its office at 1290 Avenue of the Americas, New York, New York 10104, or at such other place as the Holder may from time to time designate in writing, the principal sum of Twenty-Three Million and 00/100 Dollars ($23,000,000.00), with interest thereon from the date or dates of disbursement of the aforesaid principal sum at the rate of 6.21% per annum, to be paid in lawful money of the United States of America as follows:

In one hundred twenty (120) successive monthly installments payable on the first day of each calendar month commencing on the first day of the second month following the date of disbursement, the first twenty-four (24) installments to be in the amount of One Hundred Nineteen Thousand Twenty-Five and NO/100 Dollars ($119,025.00) each and consisting of interest only on the outstanding principal sum, the next ninety-five (95) installments thereof to be in the amount of One Hundred Fifty-One Thousand One Hundred Fifty-Five and 77/100 Dollars ($151,155.77) each and applied first to interest on the unpaid principal sum and the balance to be applied to the principal sum, with interest to be calculated on the basis of a 360 day year with 12 months of 30 days each, and the last installment to be in the amount of the entire outstanding principal balance and accrued interest thereon. The undersigned acknowledges that there will be a substantial principal payment due upon maturity and that Holder shall have no obligation, expressed or implied, to refinance the same. Interest from the date of disbursement hereof to the first day of the next month shall be paid together with the first regular installment of interest hereunder, to the extent not collected at closing.

The undersigned shall have no right to prepay, in whole or in part, the principal sum hereof, except the undersigned shall have the right to prepay in whole (but not in part) the principal sum hereof, together with accrued interest thereon, on any date for the payment of interest hereunder during the sixth (6th) loan year (as hereinafter defined) and thereafter, provided that (a) there shall exist no Event of Default under the provisions of the Deed of Trust, (b) the Holder hereof shall have received at least thirty (30) days prior written notice of prepayment which notice shall be irrevocable, and (c) the prepayment shall be accompanied by a fee (the “Prepayment Fee”) (which the undersigned agrees is a fair and reasonable method to compensate Holder for its loss of the benefits of this loan transaction) equal to the greater of (1) one percent (1%) of the amount being prepaid, or (2) an amount computed as follows: (i) the product of the outstanding principal loan balance on the prepayment date (designated as “P” in the formula below) and the amount by which 6.29% (i.e., the interest rate of 6.21% as adjusted for semi-annual payments) exceeds the Base Rate (the yield rate as of the prepayment date for a United States of America treasury obligation having a maturity date substantially contemporaneous with the loan maturity date, designated as “b” in the formula below) shall be divided by two to determine the semi-annual excess of earned interest at the interest rate payable pursuant to the note over the Base Rate, and (ii) the semi-annual excess of earned interest shall be discounted to its present value determined with reference to the number of semi-annual periods then remaining in the loan term (the number of months then remaining in the loan term divided by six and rounded up to the nearest whole number (designated as “n” in the example below) and one-half the Base Rate (to account for the fact the payments are made semi-annually). The formula for computing the prepayment fee is:

[GRAPHIC APPEARS HERE]

For purposes of establishing the Base Rate, there shall be utilized the yield to maturity on appropriate (as determined solely by the Holder hereof) U.S. Treasury obligations, either U.S. Treasury Notes or Bills, having maturity dates closest to the maturity date of this Note, as quoted in the Wall Street Journal, or if not so quoted, in some other reputable publication selected by the Holder hereof, on the fifth (5th) business day prior to the date of prepayment. The Prepayment Fee shall be calculated by Holder and shall be binding on the undersigned absent manifest error. Notwithstanding the foregoing, the undersigned may prepay, without premium or charge, the whole (but not a part) of the principal sum hereof, on any business day during the final ninety (90) days of the term hereof, provided that the Holder hereof shall have received at least ten (10) business days prior written notice of such prepayment.

The undersigned agrees that the prepayment fee set forth herein, including the amount and method of calculation, fairly and reasonably compensates Holder for its loss of the benefits of this loan transaction and is consistent with generally accepted lending practices in the state of North Carolina. If such prepayment fee is determined to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, then the undersigned agrees to pay a reduced prepayment fee equal to the maximum amount permitted under applicable law.

The term “loan year” is defined as any period of one year commencing on the date for the payment of the first installment hereunder or on any anniversary of such date.

If the maturity of this Note is accelerated as a result of an Event of Default under the provisions of the Deed of Trust, the Holder will be damaged because of its loss of the benefits of this loan transaction. Holder and the undersigned acknowledge that different methods could be used to calculate Holder’s damages, but to avoid any dispute, the undersigned agrees to pay as fair and reasonable compensation to Holder an acceleration fee in an amount equal to (1) the Prepayment Fee, or (2) if such acceleration occurs prior to the sixth (6th) loan year, the greater of two percent (2%) of the outstanding principal amount due hereunder or one hundred twenty five percent (125%) of the Prepayment Fee (with the Prepayment Fee computed using the formula applicable during the sixth (6th) loan year).

The whole of the principal sum and interest shall become due and payable at the option of the Holder hereof upon the occurrence of an Event of Default under the provisions of the Deed of Trust (all of the terms and provisions of such Deed of Trust being hereby incorporated herein by reference), together with (to the extent permitted under applicable law) costs of collection and attorneys’ fees incurred by the Holder hereof in collecting or enforcing payment thereof, including all costs associated with the default, any workout negotiations, foreclosure and bankruptcy, whether or not suit is filed. The whole of the principal sum and, to the extent permitted by law, any accrued interest shall bear interest from and after maturity, whether or not resulting from acceleration, at a rate per annum equal to four percent (4.0%) plus the interest rate which would be in effect hereunder absent such maturity (the “Default Interest Rate”).

In the event that any installment of interest or interest and principal due under this Note shall not be paid for a period of fifteen (15) days after the same shall become due and payable, a late charge of four cents ($.04) for each one dollar ($1.00) so overdue may be charged by Holder for the purpose of defraying the expense incident to handling such delinquent payment. Time is of the essence of this Note.

The undersigned acknowledges that such late charge is fair liquidated compensation to the Holder for the time and expense of dealing with delinquent payments. If such payment shall not be made for fifteen (15) days after the same becomes due and payable, in addition to the late charge provided for above, interest shall be payable on the whole of the principal sum at the Default Interest Rate for the subsequent duration of such default, whether or not there has been an acceleration of the maturity of this Note.

In the event any one or more of the provisions contained in this Note and/or any of the other Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or any of the other Loan Documents, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

The Holder and the undersigned intend to comply at all times with applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Holder hereof hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable to the Holder hereof shall be reduced automatically to the maximum amount permitted by applicable law. If the Holder hereof shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereunder, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between the undersigned and the Holder hereof.

Any failure by the Holder hereof to insist upon the strict performance of any of the terms and provisions of this Note or of any of the other Loan Documents shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Holder hereof, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the undersigned of any and all of the terms and provisions of this Note and the other Loan Documents.

As to this Note and any of the other Loan Documents, the undersigned and endorsers severally waive all applicable exemption rights, whether under the state Constitution, Homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers.

Should this Note be signed by more than one maker, the singular shall include the plural and all the obligations herein contained shall be the joint and several obligations of each signer hereof.

This Note is secured by a deed of trust (the “Deed of Trust”) of even date herewith upon certain real estate located in New Hanover County, State of North Carolina, and this Note is to be construed according to the laws of said State and applicable federal laws. The Note, Deed of Trust and any other instrument securing the Note or otherwise delivered in connection with closing the loan evidenced by this Note are collectively referred to as the “Loan Documents”.

Notwithstanding anything contained herein or in the other Loan Documents, in any action or proceeding brought on this Note or the other Loan Documents, no personal liability shall be claimed or asserted against the undersigned, or against any of its general partners, limited partners, members, shareholders or officers; provided, however, that nothing in the provisions of this paragraph shall be deemed to limit or impair the enforcement against the premises (the “Premises”) described in the Deed of Trust, or any other property which may from time to time be given as security for the performance of the undersigned’s obligations hereunder or under the other Loan Documents, of the Holder’s rights, remedies and recourse under any of such provisions of the Loan Documents with respect to such Premises or other property, nor the enforcement of or liability of maker or any other party under any guaranty, indemnity, certification, undertaking or other Loan Document unless and except as recourse against the undersigned is expressly limited therein and, provided further that nothing herein shall limit or impair in any manner the Holder’s rights, remedies or recourse against the undersigned and any other party in respect of, and the undersigned shall be personally liable for, any damage, loss, claim, expense or liability (including, without limitation, attorneys’ fees), arising from, under or out of any of the following:

(a) the commission of fraud or any material misrepresentation (including a materially incorrect certification) made by the undersigned or its affiliates in connection with the application for or closing of the loan evidenced hereby;

(b) misappropriation or misapplication of funds associated with the Premises by the undersigned or its affiliates, or failure to apply funds in accordance with the provisions of the Loan Documents, including, but not limited to, (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and condemnation awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent or lease termination and (iv) gross revenues from the Premises not applied to payment of the expenses of the Premises, real estate taxes, debt service and other expenditures required by the Loan Documents, which for this purpose shall be allocable to such revenues on an accrual basis (but without any obligation to reinvest in the Premises funds distributed to the undersigned or its partners, members or shareholders in compliance with the terms of the Loan Documents);

(c) loss in connection with the Premises not reimbursed by insurance resulting from (i) failure to have in effect insurance policies required by Lender pursuant to the Loan Documents, (ii) the deductible provisions of any required policy or (iii) the successful assertion of any defense or offset by an insurer under any required policy to the extent caused by any willful act or omission of the undersigned or its affiliates other than a failure of the policy by its terms to cover the loss;

(d) intentional physical waste in connection with the Premises;

(e) removal from the Premises without equivalent replacement of any personal property owned or leased by the undersigned or its affiliates in violation of any of the Loan Documents; and

(f) forfeiture of the Premises or any part thereof or interest therein under any applicable law; and

THE UNDERSIGNED, AND HOLDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY AGREE THAT IN CONNECTION WITH ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THIS NOTE, THE DEED OF TRUST, OR ANY OF THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HERETO AS LENDER AND BORROWER, THE PREMISES OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING, THE PARTIES (i) WAIVE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL (THAT IS, SPECIAL OR INDIRECT) OR PUNITIVE DAMAGES, AND (ii) AGREE THE SUBSTANTIVE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN.

This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or Affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by the Loan Documents.

At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the State of North Carolina. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE, TO THE EXTENT PERMITTED BY NORTH CAROLINA LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal as of the date first above written.

CAPITOL HOTEL ASSOCIATES, L.P., L.L.P.,
a Virginia limited liability limited partnership

By:	MHI GP LLC, its general partner

By:	MHI Hospitality, L.P., its sole member

By:	MHI Hospitality Corporation,
its general partner

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer